Exhibit 99.1

FOR:	UCBH HOLDINGS, INC.

CONTACT:	Douglas Mitchell
Senior Vice President, Corporate Development and Investor Relations
(415) 315-2800

Craig S. On
Executive Vice President and Chief Financial Officer
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk or Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(646) 201-5445
For Immediate Release
UCBH HOLDINGS, INC. REPORTS FOURTH QUARTER 2008 FINANCIAL RESULTS
          SAN FRANCISCO, January 22, 2009 – UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™ or the “Bank”), today reported a net loss of $0.51 per share. The loss in the quarter reflects a loan loss provision of $112.1 million and a $10.7 million write-down related to three pooled bank trust preferred securities, partially offset by a $50.1 million tax benefit. Excluding the effect of the securities write-down, the net loss would have been $0.39 per share.
Fourth Quarter 2008 Highlights
•	Deposit growth for the fourth quarter was strong at 5.13%, or 20.52% annualized. This strong growth drove the loan-to-deposit ratio down to 94.6% at year-end, further enhancing our already strong liquidity position.

•	Capital was further strengthened to a very strong level with a total risk-based capital ratio at 15.49%.

•	Allowance for loan losses was at a strong 2.20% of loans held in portfolio. Provisions for loan losses for the quarter were $112.1 million, adding $70.2 million to the allowance for loan losses.

•	Despite the economic slowdown, the Company continues to originate loans, focused on prudent underwriting within strict credit guidelines with $353 million in new loan originations.

•	Our Greater China operations experienced good growth in loans and deposits, with $11.3 million in net contribution to our bottom line.
Full Year 2008 Highlights
•	Net interest income before provision for loans losses increased 4.18%, despite the challenging current economic environment and the Fed Funds rate cuts since Q3 2007.

•	Total deposits were $8.97 billion at December 31, 2008, a growth of 15.24%, compared to $7.78 billion at December 31, 2007.

•	Total loans were $8.67 billion at December 31, 2008, a growth of 8.26%, compared to $8.01 billion at December 31, 2007.

•	Fee income, including commercial banking fee and service fee income, was up 7.4% year over year.

•	Provision for loan losses for the year was $222.9 million, adding $109.7 million to the allowance for loan losses.

•	Capital raises for the year include $135 million from a public offering of preferred stock in June, $298.7 million from the Treasury Department’s Capital Purchase Program in November, and proceeds of $95.7 million in March and $29.9 million in December from China Minsheng Banking Corp., Ltd.’s two investments in UCBH.
          Chairman, President and Chief Executive Officer Thomas S. Wu said, “Our fourth quarter results continue to reflect the unprecedented challenging economic conditions that have affected the industry. In light of the continuing deterioration of the market conditions, we continued our ongoing review of our construction loan portfolio, as well as conducted our comprehensive review during the quarter, which was completed in January 2009.
          “Although the 2008 operating environment was very difficult, which led to increased loan loss provisioning, we are pleased with our deposit and loan growth as well as the continued build-up of our capital position. While we anticipate the economic environment to remain challenging in 2009, we are very optimistic about the future profitability growth of UCBH,” concluded Mr. Wu.
Fourth Quarter 2008 Financial Summary
          The fourth quarter net loss was $53.7 million. The loss per share was $0.51 for the fourth quarter of 2008.
          Net interest income, before provision for loan losses, decreased 16.04% to $72.3 million, from $86.1 million in the fourth quarter of 2007. The decrease was primarily due to the decrease in the net interest margin resulting from the Fed Funds rate cuts since Q3 2007 and the reversal of $9.3 million, equal to 31 basis points, in loan interest income for nonaccrual loans during the fourth quarter of 2008.
          The net interest margin on a tax equivalent basis was 2.44% for the fourth quarter of 2008, a 61 basis point decrease from the 3.05% net interest margin for the third quarter of 2008, and a 95 basis point decrease from 3.39% for the fourth quarter of 2007.
          Noninterest income was $3.1 million for the fourth quarter of 2008, compared with a noninterest loss of $2.1 million for the corresponding quarter of 2007. Included in the fourth quarter 2008 noninterest income was a $2.2 million foreign exchange gain and a $10.7 million other than temporary impairment on three pooled bank trust preferred securities. The loss in the fourth quarter of 2007 was primarily attributable to an $11.6 million write-down on two REIT-backed CDOs.
          Noninterest expense for the fourth quarter of 2008 rose 23.61% to $59.3 million, from $47.9 million in the fourth quarter of 2007. This increase was primarily due to $2.8 million of expenses related to UCBC, which was acquired in December 2007, increase in other real estate owned (“OREO”) expenses of $4.4 million and increase in the FDIC insurance premium of $1.7 million.
          We recognized a $42.3 million income tax benefit on our fourth quarter 2008 pretax loss, compared to the $5.8 million income tax provision on pretax income for the fourth quarter of 2007. The income tax benefit was primarily caused by the pretax loss for the fourth quarter of 2008 and tax-exempt interest income and low-income housing credits.
Full Year 2008 Financial Summary
          Net interest income before provision for loan losses for the year ended December 31, 2008, increased by $13.5 million, or 4.18%, to $336.1 million, compared with $322.6 million for the year 2007.

          Noninterest income was $8.9 million for the year ended December 31, 2008, compared to noninterest income of $30.7 million for the year 2007. However, without the $43.1 million other than temporary impairment charge, noninterest income would have been $52.1 million for the year ended December 31, 2008, or 23.3% increase.
          Noninterest expense for the year ended December 31, 2008 was $216.3 million, representing a $38.5 million, or 21.67%, increase over the year ended December 31, 2007. The increase was due primarily to increases in personnel expense, the FDIC insurance assessment, and higher OREO expenses. The increase in noninterest expense includes $6.4 million of full year expenses related to UCBC, which was acquired in December 2007. Our efficiency ratio for 2008, after adjusting for the impact of the $43.1 million other than temporary impairment charges on investment securities and $7.1 million of OREO expenses, was 53.91%, which compares to 48.58% for the comparable period of 2007.
          We recognized a $50.0 million income tax benefit on pretax income for the year ended December 31, 2008. The income tax benefit was primarily caused by the pretax loss for 2008 and tax-exempt interest income and low-income housing credits.
Credit Quality
•	The provision for loan losses was $112.1 million for the fourth quarter of 2008, compared with $43.2 million for the third quarter of 2008, and $14.0 million for the fourth quarter of 2007. The provision for loan losses was $222.9 million for the year ended December 31, 2008, compared with $20.2 million for the year ended December 31, 2007.

•	Net loan charge-offs were $43.6 million for the fourth quarter of 2008, or 1.98% annualized, compared with net loan charge-offs of $31.1 million, or 1.40% annualized, in the third quarter of 2008, and $3.9 million, or 0.20% annualized, in the fourth quarter of 2007. Net loan charge-offs were $113.2 million for the year ended December 31, 2008, compared with $9.3 million for the full year 2007.

•	Nonperforming assets were $433.8 million, or 3.21% of total assets, at December 31, 2008, compared with $251.6 million, or 1.93% of total assets, at September 30, 2008, and $57.0 million, or 0.48% of total assets, at December 31, 2007. The increase in nonperforming assets continued to reflect further deterioration in the appraised values of certain residential construction loans in distressed areas in California.

•	The ratio of allowance for loan losses to loans held in portfolio was 2.20% at December 31, 2008, compared with 1.36% at September 30, 2008, and 1.03% at December 31, 2007. The ratio of the allowance for loan losses and the reserve for unfunded commitments to loans held in portfolio, excluding cash secured loans, was 2.32% at December 31, 2008 and 1.48% at September 30, 2008, compared to 1.13% at December 31, 2007.

•	The Company has provided $109.7 million in provision for loan losses in excess of net charge-offs for the year ended December 31, 2008.
Capital Management
          Stockholders’ equity was $1.45 billion at December 31, 2008. Period-end assets were $13.53 billion. The Tier I risk-based capital ratio of the Company was 12.98% at December 31, 2008, compared with 8.51% at December 31, 2007. The total risk-based capital ratio was 15.49% as of December 31, 2008, compared with 10.76% at December 31, 2007. These ratios have increased during 2008 as a result of Minsheng’s investments in UCBH in March and December, UCBH’s convertible preferred stock offering in June, and UCBH’s participation in the Treasury’s Capital Purchase Program in November. The Company’s capital ratios exceed regulatory requirements and continue to be categorized as “well capitalized.” The Bank’s capital ratios approximate those of the Company and are also categorized as “well capitalized.”

          Below is a summary of our strong capital ratios at December 31, 2008, which are well above all of the regulatory requirements for “well capitalized” banks:

			Capital in Excess
			of “Well
		Regulatory	Capitalized”
	UCBH	Minimum for	Minimum
	12/31/08	“Well Capitalized”	($ in Thousands)
Tier 1 Leverage Ratio	10.07%	5.00%	$652,778
Tier 1 Risk-based Capital Ratio	12.98%	6.00%	$697,238
Total Risk-based Capital Ratio	15.49%	10.00%	$548,288
Tangible Equity Ratio	7.67%	N/A	N/A
Balance Sheet Highlights
          Total loans increased by 8.26% to $8.67 billion at December 31, 2008, from $8.01 billion at December 31, 2007.
          Commercial business loans increased by 15.90% to $2.41 billion at December 31, 2008, from $2.08 billion at December 31, 2007. All of the commercial business loan growth during the year was organic. Construction loans increased by 19.10% to $1.98 billion at December 31, 2008, from $1.67 billion at December 31, 2007, primarily due to drawdowns from existing loan commitments. Commercial real estate loans increased by 3.62% to $2.58 billion at December 31, 2008 compared to $2.49 billion at December 31, 2007. Multifamily real estate loans were $1.11 billion at December 31, 2008, compared to $1.19 billion at December 31, 2007.
          New loan originations of $353.3 million for the fourth quarter of 2008 were comprised of $334.1 million of commercial loans and $19.2 million of consumer loans. Commercial business loan originations were $147.9 million in the fourth quarter of 2008. Construction loan originations were $77.9 million in the fourth quarter of 2008. Commercial real estate loan originations were $108.3 million in the fourth quarter of 2008.
          The average loan yield decreased to 5.52% for the quarter ended December 31, 2008, from 7.75% for the quarter ended December 31, 2007, primarily as a result of the Fed Funds rate cuts since Q3 2007 and the reversal of $9.3 million in loan interest for nonaccrual loans during the fourth quarter of 2008.
          The investment securities portfolio, including available for sale and held to maturity, was $3.24 billion at December 31, 2008, compared with $2.46 billion at December 31, 2007. The investment securities portfolio was 24.0% of total assets at December 31, 2008, compared with 20.8% of total assets at December 31, 2007.
          Total deposits increased by 15.24% to $8.97 billion at December 31, 2008, from $7.78 billion at December 31, 2007. The average cost of deposits for the quarter ended December 31, 2008 was 2.64%, a decrease of 101 basis points, from 3.65% for the quarter ended December 31, 2007. The cost of deposits at December 31, 2008 was 2.47%, reflecting management’s continued focus on disciplined deposit pricing of our deposit generation strategy and the impact of the Fed Funds rate cuts.
          In accordance with our policy, the Company is evaluating the goodwill associated with our domestic and international reporting units. We anticipate the evaluation, which is being conducted in conformity with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”, to be completed prior to the filing of our report on Form 10-K for 2008.
          Fourth Quarter Earnings Teleconference and Webcast
          UCBH will hold a conference call with an accompanying slide presentation to be webcast on January 23, 2009 at 8:00 a.m. Pacific time to discuss the financial results for the Company’s fourth quarter and fiscal 2008, as well as its outlook for 2009. The audio webcast and slide presentation will be available through a link on the Investor Relations page of the Company’s web site at www.ucbh.com. If you are unable to listen to the webcast live, an archived replay with the slide presentation will be available at www.ucbh.com.

          About UCBH Holdings, Inc.
          UCBH Holdings, Inc., with $13.53 billion in assets as of December 31, 2008, is the holding company for United Commercial Bank, a state-chartered commercial bank, which is a leading bank in the United States serving the Chinese communities and American companies doing business in Greater China. Together, the Bank and its subsidiaries, including United Commercial Bank (China) Limited, operate 51 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, nine branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, branches in Hong Kong, Shanghai and Shantou, China, and representative offices in Beijing, Guangzhou and Shenzhen, China, and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private client services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, asset-based financing, cash management, loans guaranteed by the U.S. Small Business Administration, commercial, multifamily and residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
          Forward-Looking Statements
          Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: the current dislocations in global credit and capital markets; economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
####
(Tables to follow)

UCBH Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Par Value Amounts)
(Unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Noninterest bearing cash	$208,926	$117,141
Interest bearing cash	369,281	202,258
Federal funds sold	30,000	26,028

Cash and cash equivalents	608,207	345,427

Securities purchased under agreements to resell	150,000	150,000
Investment and mortgage-backed securities available for sale, at fair value	2,962,093	2,188,355
Investment and mortgage-backed securities held to maturity, at cost (fair value of $285,544 and $276,286 at December 31, 2008, and December 31, 2007, respectively)	281,793	271,485
Federal Home Loan Bank stock, Federal Reserve Bank stock and other equity investments	149,330	138,877
Loans held for sale, net of valuation allowance	—	177,137

Loans held in portfolio	8,670,687	7,832,150
Allowance for loan losses	(190,439)	(80,584)

Loans held in portfolio, net	8,480,248	7,751,566

Accrued interest receivable	70,835	61,111
Premises and equipment, net	145,878	144,630
Goodwill	432,030	436,606
Core deposit intangibles, net	16,832	22,526
Mortgage servicing rights, net	10,988	12,783
Other assets	218,575	103,063

Total assets	$13,526,809	$11,803,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing deposits	$784,583	$860,338
Interest bearing deposits	8,182,865	6,920,902

Total deposits	8,967,448	7,781,240

Securities sold under agreements to repurchase	700,000	650,000
Federal funds purchased	—	78,000
Short-term borrowings	335,225	414,532
Subordinated debentures	406,459	406,615
Accrued interest payable	31,889	28,169
Long-term borrowings	1,546,335	1,372,190
Other liabilities	87,947	105,717

Total liabilities	12,075,303	10,836,463

Preferred stock, Series B, $0.01 par value, 10,000,000 shares authorized, 135,000 issued and 132,235 outstanding at December 31, 2008	1	—
Preferred stock, Series C, $0.01 par value, 298,737 shares authorized, 298,737 issued and outstanding at December 31, 2008	3	—
Common stock, $0.01 par value, 180,000,000 shares authorized at December 31, 2008, and December 31, 2007; 117,286,439 and 104,397,988 shares issued and outstanding at December 31, 2008, and December 31, 2007, respectively	1,173	1,044
Additional paid-in capital	987,522	427,474
Retained earnings	484,513	554,568
Accumulated other comprehensive loss	(21,706)	(15,983)

Total stockholders’ equity	1,451,506	967,103

Total liabilities and stockholders’ equity	$13,526,809	$11,803,566

UCBH Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Dollars in Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Interest and dividend income:
Loans	$122,463	$149,310	$534,809	$575,805
Investment and mortgage-backed securities:
Taxable	31,662	23,412	122,053	88,043
Nontaxable	5,109	4,695	22,407	14,907
FHLB Stock	(350)	1,111	3,727	3,825
Federal funds sold and deposits with banks	613	4,609	8,279	13,135
Securities purchased under agreements to resell	1,120	2,799	6,084	10,633

Total interest and dividend income	160,617	185,936	697,359	706,348

Interest expense:
Deposits	57,187	69,629	231,357	276,331
Securities sold under agreements to repurchase	5,986	4,996	24,545	15,308
Short-term borrowings and federal funds purchased	2,711	3,564	18,951	16,557
Subordinated debentures	6,133	7,391	24,622	23,333
Long-term borrowings	16,311	14,258	61,811	52,231

Total interest expense	88,328	99,838	361,286	383,760

Net interest income	72,289	86,098	336,073	322,588
Provision for loan losses	112,090	14,025	222,943	20,181

Net interest income after provision for loan losses	(39,801)	72,073	113,130	302,407

Noninterest income:
Commercial banking fees	4,791	4,832	20,270	19,972
Service charges on deposits	2,203	1,908	8,652	6,969
Gain (loss) on sale of securities, net	3,396	1,541	10,844	5,321
Gain on sale of SBA loans, net	—	235	583	2,500
Gain on sale of multifamily and commercial real estate loans, net	175	748	1,408	5,702
Lower of cost or market adjustment on loans held for sale	—	(189)	(1,428)	(303)
Impairment on available for sale securities	(10,655)	(11,593)	(43,133)	(11,593)
Equity loss in other equity investments	(1,408)	(859)	(4,894)	(3,023)
Foreign Exchange gain	2,221	413	9,799	221
Other fees	2,329	849	6,842	4,885

Total noninterest income (loss)	3,052	(2,115)	8,943	30,651

Noninterest expense:
Personnel	27,986	26,105	114,847	98,048
Occupancy	6,051	5,674	23,988	21,209
Data processing	2,161	2,526	9,980	9,173
Furniture and equipment	2,622	2,114	9,049	8,645
Professional fees and contracted services	3,323	1,754	9,897	7,369
Deposit insurance	2,372	646	5,989	1,800
Communication	905	776	3,655	3,074
Core deposit intangible amortization	1,831	1,608	5,693	4,929
Other real estate owned	4,736	328	7,073	581
Other general and administrative	7,266	6,405	26,152	22,974

Total noninterest expense	59,253	47,936	216,323	177,802

Income (loss) before income tax expense (benefit)	(96,002)	22,022	(94,250)	155,256
Income tax expense (benefit)	(42,284)	5,780	(49,963)	52,948

Net income (loss)	(53,718)	16,242	(44,287)	102,308
Dividends on preferred stock	(2,810)	—	(5,806)	—

Net income (loss) available to common stockholders	$(56,528)	$16,242	$(50,093)	$102,308

Per common share data:
Basic earnings
Net income (loss) available to common stockholders	$(0.51)	$0.16	$(0.46)	$1.00
Diluted earnings
Net income (loss) available to common stockholders	$(0.51)	$0.15	$(0.46)	$0.97

Dividends declared per share	$0.04	$0.03	$0.16	$0.12

Average common shares outstanding:
Basic	111,707,745	104,338,808	109,700,953	102,372,008
Diluted	143,192,504	106,954,332	127,875,133	105,350,702

UCBH Holdings, Inc. and Subsidiaries
Supplemental Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Operating Ratios and Other Data:
Return on average assets	(1.62%)	0.58%	(0.35%)	0.97%
Return on average equity	(16.59%)	6.79	(3.89%)	11.55
Efficiency ratio (1)	78.65	56.87	62.70	50.34
Efficiency ratio (excluding OTTI and OREO expenses) (4)	63.39	49.81	53.91	48.58
Noninterest expense to average assets	1.79	1.69	1.69	1.69
Average equity to average assets	9.77	8.52	8.88	8.41
Dividend payout ratio (2)	N/A	20.00	N/A	12.37
Net loan charge-offs to average loans	1.98	0.20	1.33	0.13

New Loan Commitments:
Commercial:
Secured by real estate – nonresidential	$101,588	$196,966	$821,882	$1,053,878
Secured by real estate – multifamily	6,696	76,111	277,417	380,287
Construction	77,888	336,562	498,001	1,292,327
Business	147,883	360,539	1,082,656	1,186,963

Total commercial loans	334,055	970,178	2,679,956	3,913,455

Consumer:
Residential mortgage (one-to-four family)	10,356	32,005	135,243	159,100
Other	8,855	12,641	52,960	42,714

Total consumer loans	19,211	44,646	188,203	201,814

Total loan commitments (3)	$353,266	$1,014,824	$2,868,159	$4,115,269

Average Loan Balances:
Commercial:
Secured by real estate – nonresidential	$2,622,123	$2,562,803	$2,587,702	$2,616,853
Secured by real estate – multifamily	1,154,990	1,293,361	1,212,243	1,324,373
Construction	1,979,377	1,511,471	1,880,979	1,288,453
Business	2,478,221	1,769,855	2,322,667	1,597,892

Total commercial loans	8,234,711	7,137,490	8,003,591	6,827,571

Consumer:
Residential mortgage (one-to-four family)	492,011	508,331	506,383	476,311
Other	91,883	64,879	81,177	59,553

Total consumer loans	583,894	573,210	587,560	535,864

Total loans	$8,818,605	$7,710,700	$8,591,151	$7,363,435

(1)	Represents noninterest expense divided by the total of our net interest income before provision for loan losses and our noninterest income.

(2)	Represents dividends declared per share as a percentage of diluted earnings per share.

(3)	Excludes commitments related to loan participations.

(4)	Represents noninterest expense divided by the total of our net interest income before provision for loan losses and our noninterest income excluding Other Than Temporary Impairment (OTTI) charges and other real estate owned expenses (OREO).

UCBH Holdings, Inc. and Subsidiaries
Average Yields Earned/Rates Paid
(Dollars in Thousands)
(Unaudited)

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
			Interest	Average Yields			Interest	Average Yields
	Average		Income/	Earned/	Average		Income/	Earned/
	Balance		Expense	Rates Paid	Balance		Expense	Rates Paid
Nontaxable equivalent basis:
Interest-earning assets
Loans (1)(2)	$8,818,605		$122,463	5.52%	$7,710,700		$149,310	7.75%
Taxable securities (3)	2,441,699		31,662	5.16	1,789,360		23,412	5.23
Tax exempt securities (3)	421,727		5,109	4.82	386,005		4,695	4.87
FHLB Stock	93,044		(350)	-1.50	77,390		1,111	5.74
Securities purchased under agreements to resell	150,000		1,120	2.97	166,304		2,799	6.73
Other	292,539		613	0.83	312,954		4,609	5.89

Total interest-earning assets	12,217,614		160,617	5.23	10,442,713		185,936	7.12
Noninterest-earning assets	1,043,623		—		776,472		—

Total assets	$13,261,237		$160,617		$11,219,185		$185,936

Interest-bearing liabilities:
Deposits:
NOW, checking and money market accounts	$1,194,879		$4,740	1.58	$1,574,179		$12,541	3.19
Savings accounts	601,248		1,285	0.85	755,218		1,633	0.86
Time deposits	6,059,991		51,162	3.36	4,480,567		55,455	4.95

Total interest-bearing deposits	7,856,118		57,187	2.90	6,809,964		69,629	4.09
Securities sold under agreements to repurchase	700,000		5,986	3.40	589,674		4,996	3.39
Short-term borrowings and federal funds purchased	444,404		2,711	2.43	357,349		3,564	3.99
Long-term borrowings	1,555,493		16,311	4.17	1,218,023		14,258	4.68
Subordinated debentures	406,459		6,133	6.00	406,630		7,391	7.27

Total interest-bearing liabilities	10,962,474		88,328	3.21	9,381,640		99,838	4.26
Noninterest-bearing deposits	766,659		—		828,341		—
Other noninterest-bearing liabilities	236,942		—		52,866		—
Stockholders’ equity	1,295,162		—		956,338		—

Total liabilities and stockholders’ equity	$13,261,237		$88,328		$11,219,185		$99,838

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,255,140		$72,289	2.02%	$1,061,073		$86,098	2.86%

Net interest margin (5)				2.35%				3.30%

Ratio of interest-earning assets to interest-bearing liabilities	1.11	x			1.11	x

Tax equivalent basis:
Total interest-earning assets (6)	$12,217,614		$163,368	5.32%	$10,442,713		$188,463	7.22%
Total interest-bearing liabilities	10,962,474		88,328	3.21	9,381,640		99,838	4.26

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,255,140		$75,040	2.11%	$1,061,073		$88,625	2.96%

Net interest margin (5)				2.44%				3.39%

Average cost of deposits:
Total interest-bearing deposits	$7,856,118		$57,187	2.90%	$6,809,964		$69,629	4.09%
Noninterest-bearing deposits	766,659		—		828,341		—

Total deposits	$8,622,777		$57,187	2.64%	$7,638,305		$69,629	3.65%

(1)	Nonaccrual loans are included in the table for computation purposes; however, interest for such loans is recognized on a cash basis.

(2)	Average loans include loans held for sale.

(3)	Average yield on investment securities is computed using historical cost balances; the yield information does not give effect to changes in fair value that are reflected as a component of stockholders’ equity.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average interest-earning assets.

(6)	Interest income from nontaxable securities has been adjusted to a tax equivalent basis using a statutory Federal income tax rate of 35.0%. Interest income from nontaxable investment securities calculated on a tax equivalent basis was $7.9 million and $7.2 million for the three months ended December 31, 2008 and 2007, respectively.

UCBH Holdings, Inc. and Subsidiaries
Average Yields Earned/Rates Paid
(Dollars in Thousands)
(Unaudited)

	Twelve Months Ended December 31, 2008				Twelve Months Ended December 31, 2007
				Average				Average
			Interest	Yields			Interest	Yields
	Average		Income/	Earned/	Average		Income/	Earned/
	Balance		Expense	Rates Paid	Balance		Expense	Rates Paid
Nontaxable equivalent basis:
Interest-earning assets
Loans (1)(2)	$8,591,151		$534,809	6.23%	$7,363,435		$575,805	7.82%
Taxable securities (3)	2,359,513		122,053	5.17	1,727,075		88,043	5.10
Tax exempt securities (3)	464,077		22,407	4.83	304,342		14,907	4.90
FHLB Stock	94,384		3,727	3.95	72,820		3,825	5.25
Securities purchased under agreements to resell	150,000		6,084	4.06	159,657		10,633	6.66
Other	261,323		8,279	3.17	214,651		13,135	6.12

Total interest-earning assets	11,920,448		697,359	5.85	9,841,980		706,348	7.18
Noninterest-earning assets	896,990		—		688,180		—

Total assets	$12,817,438		$697,359		$10,530,160		$706,348

Interest-bearing liabilities:
Deposits:
NOW, checking and money market accounts	$1,416,826		$29,952	2.11	$1,531,449		$51,535	3.37
Savings accounts	676,212		5,223	0.77	726,168		7,117	0.98
Time deposits	5,381,761		196,182	3.65	4,380,809		217,679	4.97

Total interest-bearing deposits	7,474,799		231,357	3.10	6,638,426		276,331	4.16
Securities sold under agreements to repurchase	730,574		24,545	3.36	400,614		15,308	3.82
Short-term borrowings and federal funds purchased	685,737		18,951	2.76	324,962		16,557	5.10
Long-term borrowings	1,423,742		61,811	4.34	1,113,881		52,231	4.69
Subordinated debentures	406,520		24,622	6.06	312,889		23,333	7.46

Total interest-bearing liabilities	10,721,372		361,286	3.37	8,790,772		383,760	4.37
Noninterest-bearing deposits	799,189		—		767,641		—
Other noninterest-bearing liabilities	158,054		—		86,316		—
Stockholders’ equity	1,138,823		—		885,431		—

Total liabilities and stockholders’ equity	$12,817,438		$361,286		$10,530,160		$383,760

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,199,076		$336,073	2.48%	$1,051,208		$322,588	2.81%

Net interest margin (5)				2.82%				3.28%

Ratio of interest-earning assets to interest-bearing liabilities	1.11	x			1.12	x

Tax equivalent basis:
Total interest-earning assets (6)	$11,920,448		$709,424	5.95%	$9,841,980		$714,374	7.26%
Total interest-bearing liabilities	10,721,372		361,286	3.37	8,790,772		383,760	4.37

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,199,076		$348,138	2.58%	$1,051,208		$330,614	2.89%

Net interest margin (5)				2.92%				3.36%

Average cost of deposits:
Total interest-bearing deposits	$7,474,799		$231,357	3.10%	$6,638,426		$276,331	4.16%
Noninterest-bearing deposits	799,189		—		767,641		—

Total deposits	$8,273,988		$231,357	2.80%	$7,406,067		$276,331	3.73%

(1)	Nonaccrual loans are included in the table for computation purposes; however, interest for such loans is recognized on a cash basis.

(2)	Average loans include loans held for sale.

(3)	Average yield on investment securities is computed using historical cost balances; the yield information does not give effect to changes in fair value that are reflected as a component of stockholders’ equity.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average interest-earning assets.

(6)	Interest income from nontaxable securities has been adjusted to a tax equivalent basis using a statutory Federal income tax rate of 35.0%. Interest income from nontaxable investment securities calculated on a tax equivalent basis was $34.5 million and $22.9 million for the twelve months ended December 31, 2008 and 2007, respectively.

UCBH Holdings, Inc. and Subsidiaries
Selected Financial Data
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	December 31,	December 31,
	2008	2007
Selected loan data:
Loans held for sale:
Commercial:
Secured by real estate – nonresidential	$—	$175,101
Commercial business	—	1,109

Total commercial loans		176,210

Consumer:
Residential mortgage (one-to-four family)	—	927

Total loans held for sale (1)	$—	$177,137

Loans held in portfolio:
Commercial:
Secured by real estate – nonresidential	$2,582,813	$2,317,501
Secured by real estate – multifamily	1,114,275	1,186,177
Construction	1,984,849	1,666,550
Commercial business	2,406,773	2,076,597

Total commercial loans	8,088,710	7,246,825

Consumer:
Residential mortgage (one-to-four family)	493,023	518,674
Other	88,954	66,651

Total consumer loans	581,977	585,325

Total loans held in portfolio (2)	$8,670,687	$7,832,150

Nonperforming loans	$406,085	$53,185
Other real estate owned (OREO)	27,688	3,844
Loan delinquency ratio	3.12%	0.89%
Nonperforming assets to total assets	3.21	0.48
Nonperforming loans to loans held in portfolio	4.68	0.68
Allowance for loan losses to nonperforming loans	46.90	151.52
Allowance for loan losses to loans held in portfolio	2.20	1.03
Net loan to deposit ratio	94.57	101.90

Selected deposit data:
NOW, checking and money market accounts	$1,979,279	$2,417,630
Savings accounts	791,982	986,664
Time deposits	6,196,187	4,376,946

Total deposits	$8,967,448	$7,781,240

Cost of deposits	2.47%	3.40%

Selected equity data:
Common Book value per share	$8.74	$9.26

United Commercial Bank and subsidiaries regulatory capital ratios:
Total risk-based capital	14.44%	10.80%
Tier 1 risk-based capital	11.93	8.55
Tier 1 leverage ratio	9.24	7.42

UCBH Holdings, Inc. and subsidiaries regulatory capital ratios:
Total risk-based capital	15.49%	10.76%
Tier 1 risk-based capital	12.98	8.51
Tier 1 leverage ratio	10.07	7.39

(1)	Includes net unamortized deferred loan fees, purchase premiums and discounts of $0 and $322,000 at December 31, 2008, and December 31, 2007, respectively.

(2)	Includes net unamortized deferred loan fees purchase premiums and discounts of $11.4 million and $17.9 million at December 31, 2008, and December 31, 2007, respectively.